UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2024

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40641	83-3492907
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

 4460 Old Dixie Highway

Grant-Valkaria, Florida 32949

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 452-4825

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Board of Directors Compensation Agreement entered into with Directors

On April 24, 2024, the Company entered into board of directors compensation agreements (“Agreements”) with each of David Worner and Mark Thoenes.

Mr. Worner was also appointed to serve as the chair of the audit committee and member of the governance and nominating committee and compensation committee.

Pursuant to the board of directors compensation agreement entered into with Mr. Worner, he is entitled to $50,000 in annual cash compensation for service on Board with additional cash compensation payable for serving as chair of a committee. In addition, Mr. Worner will be granted equity awards in terms of his compensation agreement. A copy of the Agreement entered into with Mr. Worner is attached as Exhibit 10.3.

Pursuant to the board of directors compensation agreement entered into with Mr. Thoenes, he is entitled to $50,000 in annual cash compensation for service on Board. In addition, Mr. Thoenes will be granted equity awards in terms of his compensation agreement. A copy of the Agreement entered into with Mr. Thoenes is attached as Exhibit 10.4.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

(i)	Appointment of Ashesh Modi

On April 23, 2024, Ashesh Modi was appointed to the Board of Directors of the Company. Mr. Ashesh Modi will also serve as the chair of the governance and nominating committee of the Company, and will be a member of the audit and compensation committees.

The Company has entered into an board of directors compensation agreement with Mr. Modi, a copy of which is filed as Exhibit 10.1 to this Form 8-K. Pursuant to the board of directors compensation agreement entered into with Mr. Modi, he is entitled to $50,000 in annual cash compensation for service on Board with additional cash compensation payable for serving as chair of a committee. In addition, Mr. Modi will be granted equity awards in terms of his agreement.

There are no arrangements or understandings between Mr. Modi and any other persons pursuant to which Mr. Modi was appointed a director of the Company, and there are no family relationships between Mr. Modi and any director or executive officer of the Company.

Other than the board of directors compensation agreement, M. Modi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

(ii)	Appointment of Ketankumar Patel

On April 23, 2024, Ketankumar Patel was appointed to the Board of Directors of the Company. Mr. Patel will also serve as the chair of the compensation committee of the Company, and will be a member of the audit committee and governance and nominating committee.

The Company has entered into an board of directors compensation agreement with Mr. Patel, a copy of which is filed as Exhibit 10.2 to this Form 8-K. Pursuant to the board of directors compensation agreement entered into with Mr. Patel, he is entitled to $50,000 in annual cash compensation for service on Board with additional cash compensation payable for serving as chair of a committee. In addition, Mr. Patel will be granted equity awards in terms of his agreement.

There are no arrangements or understandings between Mr. Patel and any other persons pursuant to which Mr. Patel was appointed a director of the Company, and there are no family relationships between Mr. Patel and any director or executive officer of the Company.

Other than the board of directors compensation agreement, Mr. Patel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Item 9.01 Exhibits.

(d) Exhibits

The following exhibit is being filed herewith:

Exhibit No.	Description
10.1	Amended and Restated Board of Directors Compensation Agreement with Ashesh Modi
10.2	Amended and Restated Board of Directors Compensation Agreement with Ketankumar Patel
10.3	Amended and Restated Board of Directors Compensation Agreement with David Worner
10.4	Amended and Restated Board of Directors Compensation Agreement with Mark Thoenes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 25, 2024	Kaival Brands Innovations Group, Inc.

	By:	/s/ Nirajkumar Patel
Nirajkumar Patel
Chief Executive Officer